UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

FAR EAST WIND POWER CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-153472	27-0999493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11811 North Tatum Blvd., Suite 3031 Phoenix, Arizona 85028
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (602) 953-7757

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Letter of Intent

On June 30, 2010, Far East Wind Power Corp. (the “Company”), entered into a binding Letter of Intent (the “LOI”) with Heilongjiang Defeng Investment Co., Ltd., a People’s Republic of China company (“Defeng”) and Heilongjiang Ruihao Technology Group Co., Ltd., a People’s Republic of China company (“Ruihao”), whereby the parties agreed to develop four wind farm projects in the Heilongjiang Province, China.  The parties agreed to enter into a definitive agreement by July 24, 2010.

Pursuant to the LOI, the Company agreed to acquire 84% ownership interest in Defeng’s subsidiary, Heilongjiang Tianyi Fengyuan Investment Co., Ltd., a People’s Republic of China company (“Tianyi Fengyuan”) for RMB 140,000,000 (the “Acquisition Price”).  Additionally, the Company will pay Ruihao either RMB 25,000,000 or RMB 12,000,000 as pre-construction costs for each of the four Phase 1 farms that is determined to be construction ready. The definitive agreement will provide that (i) the Acquisition Price will be fully due by July 31, 2010, with a non-refundable deposit of 10% of the Acquisition Price to be paid upon signing of the definitive agreement and (ii) RMB 25,000,000 for pre-construction costs will be due by August 31, 2010 and the timing of further pre-construction costs will be determined no later than December 31, 2010.

The LOI provides that a joint venture will be set up to develop and operate each wind farm in the Ruihao Project A (the Guangyuan Daxin Project Phase I and Anda Guangyuan Laohugang Project Phase I). The estimated construction cost for a 49.5 MW wind farm in the Ruihao Project A is approximately RMB 425,000,000 and requires equity investment of 25% of the total investment (the “Project A Equity Investment”). The Company will contribute 60% of the Project A Equity Investment for 51% ownership and economic interest in each Ruihao Project A joint venture. The Company will also have a right of first refusal on every other development capacity/phases in Ruihao Project A.

The LOI further provides that a joint venture will be set up to develop and operate each wind farm in the Ruihao Project B (Daqing Guofeng Project Phase I and Daqing Zhaoyuan Sansheng Project Phase I). The total estimated construction cost for a 49.5 MW wind farm in the Ruihao Project B is approximately RMB 425,000,000 and requires equity investment of 25% of the total investment (the “Project B Equity Investment”).  The Company will contribute 100% of the Project B Equity Investment for 85% ownership and economic interest in each Ruihao Project B joint venture. Ruihao has the option to purchase additional ownership interest in the Ruihao Project B joint ventures as set forth in the LOI. The Company will also have a right of first refusal on every other development capacity/phases in Ruihao Project B.

The definitive agreement will contain customary representation and warranties, covenants and indemnification provisions.

The LOI is attached to this report as Exhibit 10.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

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Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
No.	Description

10.1	Letter of Intent dated June 30, 2010, by and between Far East Wind Power Corp., Heilongjiang Defeng Investment Co., Ltd. and Heilongjiang Ruihao Technology Group Co., Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2010	FAR EAST WIND POWER CORP.

	By:	/s/ James T. Crane
James T. Crane
Chief Financial Officer